Exhibit 99.2

Blackwells Capital LLC

Transaction Type	Security Type	Date	Quantity	Price Per Share or Contract
Purchase	Common Stock	09/18/2025	40,000	$3.00
Purchase	Common Stock	09/25/2025	3,737	$2.87
Purchase	Common Stock	09/25/2025	2,600	$2.87
Purchase	Common Stock	09/25/2025	68,663	$2.87
Purchase	Common Stock	09/30/2025	25,000	$2.70
Purchase	Common Stock	10/07/2025	562	$2.51
Purchase	Common Stock	10/09/2025	9,438	$2.65
Purchase	Common Stock	10/09/2025	15,000	$2.65
Purchase	Common Stock	10/10/2025	25,000	$2.51
Purchase	Common Stock	10/10/2025	12,581	$2.51
Purchase	Common Stock	10/10/2025	12,419	$2.51
Purchase	Common Stock	10/13/2025	25,000	$2.53
Purchase	Common Stock	10/30/2025	35,000	$2.52
Purchase	Common Stock	10/31/2025	50,000	$2.51
Purchase	Call Option (Exercise Price $2.50, Expiration December 19, 2025)	11/11/2025	(30) contracts relating to (3,000) shares	$0.40
Purchase	Call Option (Exercise Price $2.50, Expiration December 19, 2025)	11/11/2025	(800) contracts relating to (80,000) shares	$0.44
Purchase	Call Option (Exercise Price $2.50, Expiration December 19, 2025)	11/11/2025	(2,000) contracts relating to (200,000) shares	$0.45
Purchase	Call Option (Exercise Price $2.50, Expiration December 19, 2025)	11/11/2025	(170) contracts relating to (17,000) shares	$0.43
Purchase	Call Option (Exercise Price $2.50, Expiration December 19, 2025)	11/11/2025	(2,000) contracts relating to (200,000) shares	$0.45
Purchase	Call Option (Exercise Price $2.50, Expiration December 19, 2025)	11/11/2025	(310) contracts relating to (31,000 shares)	$0.45
Purchase	Common Stock	11/17/2025	28,500	$2.63

The price reported in the “Price Per Share or Contract” column above excludes commissions and fees and reflects the weighted average purchase price on a per share basis. Each option is subject to a 100 contract multiplier.